March 2018 Financial information for year ended December 31, 2017 NASDAQ: TIPT INVESTOR PRESENTATION - 2017 Exhibit 99.2

1 LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in TFP that is not owned by Tiptree and certain other operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. DISCLAIMERS

OVERVIEW & FINANCIAL RESULTS Key Highlights

3 Revenue $581.8 million 14.9% vs. prior year Adjusted EBITDA (1) $38.0 million vs. prior year of $78.9 million Book Value per share, as exchanged (1) $9.97 (1.7%) vs. 12/31/16 Net income $5.2 million vs. prior year of $32.3 million 2017 PERFORMANCE SUMMARY þ Net income for the year primarily driven by unrealized losses on equities in the Insurance investment portfolio, partially offset by $15.2 million tax benefit from the 2017 tax act þ Specialty Insurance operations continued to grow and expand product offerings • Gross written premiums of $767m, up 8.3%, driven by growth in warranty and credit products • Net written premiums of $418m, up 24.0% driven by increase in retention of credit products and growth in warranty products • In Q4'17, we issued $125m of 40 year Junior Subordinated Notes which refinanced existing indebtedness and strengthened the capital position as part of our strategy to grow the insurance company þ Throughout 2017 and early 2018, we continued our focus on corporate efficiencies • On February 1, 2018 we sold our senior living operations to Invesque for consideration of 16.6m shares. The increase is estimated to be $0.91 per share or a 9.1% increase to Q4'17 BVPS • In the fourth quarter 2017, we exited our position in Siena and entered into a definitive agreement to sell Luxury Mortgage þ We continue to focus on returning capital to shareholders through dividends and share buybacks, totaling $11.8m in 2017 and $67.8m since 2014 þ BVPS decline driven by dividends paid and the exercise of a founders' option, partially offset by 2017 net income Business highlights (1) For a reconciliation of Non-GAAP metrics Adjusted EBITDA and book value per share as exchanged to GAAP financials, see the Appendix. Financial Results

FINANCIAL IMPACT OF RECENTLY ANNOUNCED TRANSACTIONS

($ in millions)

Key Metrics

Balance Sheet:	Q4'17	Incremental Impact to Q4'17[2]
BVPS, as exchanged[1]	$9.97	$0.91
Debt	$346.1	-
Equity, as exchanged	$377.6	$34.4
Cash	$110.7	-

Income Statement:	2017	
Pre-tax income from continuing operations	$(3.3)	
Pre-tax income from discontinued operations	$(6.2)	Transformed $(6.2)m pre-tax loss from Care into $12.1m of expected income from Invesque dividends[3]
Net Income before NCI	$5.2	
Normalized EBITDA[1]	$60.9	
Adjusted EBITDA[1]	$38.0	
Realized/Unrealized gain (loss) on equities	$(23.8)	

2017 Highlights

- Senior Living: Completed sale of real estate portfolio on Feb 1, 2018
  - ☑ Estimated $0.91 increase to book value per share
  - ☑ Expected to be accretive to BVPS, EPS and cash earnings
  - ☑ Combined with a larger, lower cost of capital platform to support future growth
  - ☑ Received 16.6m shares of Invesque (TSX: IVQ.U)
- Specialty Finance: Total consideration of $20m resulting in $2m gain relating to sale of Siena in Oct'17 and Luxury Mortgage which is expected to close in '18
- CLO equity: exited large subordinated note positions and related hedges at attractive prices in Q4'17 for $29m cash proceeds
- Cash available for re-investment: ~$90m available for investments and acquisitions, net of cash at regulated insurance subsidiaries

☑ Continue to simplify corporate structure
☑ Expect to improve risk adjusted cash returns
☑ Reduced leverage from 2.2x to less than 0.9x
☑ Expect to increase BVPS and EPS profile
☑ Significant liquidity available to invest

(1) For a reconciliation of Non-GAAP metrics book value per share as exchanged, Adjusted EBITDA and Normalized EBITDA to GAAP financials, see the Appendix.
(2) Impact includes sale of Care for estimated $37.0m net gain (net of deal costs) which values Invesque shares at $9.06 reflecting the closing price as of February 1, 2018 less a discount due to lock-up restrictions.
(3) Based on 16.35m Invesque shares and historical dividend payout of $0.74 per annum.

TiptreeInc.

4

CAPITAL ALLOCATION

($ in millions, except per share information)

Invested & Total Capital[1]

	Q4'15	Q4'16	Q4'17
Class A equity	$ 312.8	$ 293.4	$ 300.1
Tiptree Financial Partners	69.3	76.1	77.5
Equity, as exchanged	**$ 382.1**	**$ 369.5**	**$ 377.6**
Invested Capital	**$ 423.1**	**$ 426.8**	**$ 452.6**
Corporate debt[2]	175.0	199.0	188.5
Total Capital	**$ 598.1**	**$ 625.8**	**$ 641.1**
Total shares, as exchanged	**42.9**	**36.4**	**37.8**
Returned to shareholders[3]	$ 8.2	$ 47.8	$ 11.8

Book value per share, as exchanged[1]


+$1.37
Net Impact of Care & Fortegra Accumulated D&A[4]
+$1.77
$10.14
$0.27
$0.35
$0.07
$(0.42)
$(0.19)
$(0.13)
$(0.12)
$9.97
Q4'16 BVPS[1]
LTM Diluted EPS (Ex. Reliance earn-out & equity losses, tax reform)
Tax Act
Share Buybacks
Equity unrealized losses
Option exercise
Reliance earn-out
Dividends
Q4'17 BVPS[1]

Return on Total Capital

	As of Q4'17		Normalized EBITDA[1]	
	Invested Capital[1]	Total Capital[1]	2016	2017
Specialty Insurance	$ 281.3	$ 441.3	$ 49.3	$ 53.3
Tiptree Capital	161.8	161.8	41.5	29.8
Corporate	9.5	38.0	(30.3)	(22.2)
Total	**$ 452.6**	**$ 641.1**	**$ 60.5**	**$ 60.9**

Return on total capital of 9.6%, flat to prior year primarily driven by:

- Insurance contributed $53.3m, up 8.1% from warranty and credit protection growth, plus investment returns (ex. unrealized losses)
- Reduced corporate expenses from improvements in reporting infrastructure

Offset by:

- Additional capital allocated to senior living prior to sale of Care
- Reduced distributions in asset management from sale of sub-notes

(1) See the appendix for a reconciliation of Invested Capital, Total Capital and Normalized EBITDA.
(2) Corporate debt includes secured corporate credit agreements and preferred trust securities.
(3) Last twelve months dividends and share buy-backs for each respective period.
(4) Accumulated real estate depreciation and intangible amortization from Insurance and Care (discops), net of NCI and tax. $1.77 impact to BVPS from accumulated depreciation of $55.5 million and $54.2 million within Fortegra and Care, respectively. On as exchanged basis, assumes 86.6% ownership of Care properties and 35% tax rate on total accumulated depreciation.

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Year Ended December 31, 2017 SPECIALTY INSURANCE - PERFORMANCE HIGHLIGHTS

SPECIALTY INSURANCE

($ in millions)

Financial metrics

	2016	2017	Variance
Gross Written Premiums	$708.3	$766.9	$58.6
Pre-tax income	$46.8	$5.4	$(41.4)
Adjusted EBITDA	$60.5	$27.0	$(33.5)
Net portfolio income	$24.6	$(6.8)	$(31.4)
Combined ratio, as adjusted	89.5%	93.2%	3.7%
Unearned premiums revenue & Deferred revenue	$467.2	$560.2	$93.0

2017 highlights & outlook



Adjusted EBITDA(1)
$60.5
Investment portfolio income
24.6
Insurance operations
35.9
$27.0
33.8
(6.8)
2016
2017
Net Written Premiums
$418.0
28.8
60.3
328.9
$337.2
33.5
46.1
257.6
2016
2017
Underwriting Margin
as adjusted (1)
$107.7
10.0
9.1
23.8
64.8
$112.1
9.0
9.8
25.9
67.4
Services/other
Programs
Warranty
Credit protection
2016
2017

2017 highlights & outlook

(1) Continuing to expand product offerings and focused on growth in written premiums

- $560m of unearned premiums and deferred revenue, representing 19.9% year-over-year growth
- Net written premiums grew by $81m, driven by increased retention in credit and warranty products
- Warranty gross written premiums were $110m, an increase of 77%, and a direct result of our growth initiatives

(2) Financial performance driven by:

- Adjusted underwriting margin of $112.1m, up $4.4m driven by strong performance in our credit protection and warranty products
- Stock-based comp increased by $2.8m, including a $1.0m expense relating to prior year
- Other expenses increased by $5.6m (primarily premium taxes) as we make additional investments in our warranty and specialty programs products

(3) Investment portfolio pre-tax loss of $6.8m, down $31.4m year-over-year primarily from unrealized losses on equities

TiptreeInc.
(1) See the appendix for a reconciliation of Non-GAAP measures underwriting margin as adjusted, combined ratio as adjusted and Adjusted EBITDA, Net portfolio income to GAAP financials.
7

SPECIALTY INSURANCE - INVESTMENT PORTFOLIO

($ in millions)

Net Investments[1]



$181.3
3.7
1.0
176.6
$358.0
4.0
23.6
48.6
103.9
31.7
146.2
$396.4
15.4
35.3
25.5
83.9
53.9
182.4
Other
Real Estate
Equities
Loans(2)
Cash & cash equivalents(3)
Available for sale Securities

2015	2016	2017	
$ 1.6	$ 10.0	$ (22.3)	Unrealized gains (losses)
(0.6)	4.7	5.8	Realized gains (losses)
5.5	13.0	16.3	Net investment income
(0.8)	(3.2)	(6.6)	Interest expense
$ 5.7	**$ 24.5**	**$ (6.8)**	**Net Portfolio Income**
2.3%	8.0%	(1.9)%	Average Annualized Yield[4]
$0.3	$7.3	$(23.8)	Equity unrealized gains (loss)

Investment approach

We actively manage our investment portfolio to achieve a balance of two primary objectives:

- Cash and liquid short and medium term securities to cover near-term claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on longer-term higher yielding assets

Highlights

- Net investments grew $38.5 million, or 10.8% from Q4'16
- Net portfolio income, ex. unrealized losses, of $15.5m, up $1.0m from prior year
  - Net investment income up year-over-year from portfolio growth and increasing interest income from LIBOR based loans as interest rates rise
  - Portfolio income down year-over-year driven primarily by unrealized losses on equities in '17 compared to gains in '16

(1) See the appendix for a reconciliation of Non-GAAP measures Net Investments and Net Portfolio Income to GAAP financials.
(2) Net of non-recourse asset based financing of $111.5, $146.5 and $54.0 million for 2017, 2016, and 2015, respectively.
(3) Cash and cash equivalents, plus restricted cash, net of due to/due from brokers See appendix for reconciliation to GAAP financials.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash.

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Year Ended December 31, 2017 TIPTREE CAPITAL - PERFORMANCE HIGHLIGHTS

TIPTREE CAPITAL

($ in millions)

Invested Capital[1]



$210.1
15.2
74.6
21.5
98.8
$215.3
16.0
100.8
25.3
73.2
+ Corporate Cash of $66m
$161.8
6.6
119.5
30.7
5.0
Other
Care[3]
Mortgage
CLOs & credit investments
2015
2016
2017
$1.9
$1.9
$1.6
Fee-earning AUM ($B)[2]

Return on Invested Capital[1]

	Pre-tax income		Normalized EBITDA	
	2016	2017	2016	2017
Asset mgmt fees, net	$4.8	$3.5	$4.8	$3.5
Credit investments	20.5	10.7	17.9	6.8
Mortgage	4.9	2.1	6.9	6.1
Care/DiscOps[3]	(5.8)	(6.2)	9.1	9.2
Other	7.0	4.0	2.9	4.2
Total	$31.4	$14.1	$41.6	$29.8

Recent developments & outlook

- In 3Q'17 and early 2018, we extended and re-priced two CLOs. In connection, we made risk retention investments in the insurance investment portfolio
- In 2017, we reduced our exposure to CLO subordinated notes and related hedges from $73m to $5.0m, generating cash available for redeployment
- Continued focus on developing asset management opportunities in other asset classes that leverage our expertise

2017 financial highlights

Asset Management: Decline in pre-tax income driven by:

- Reduced management fees as older vintage CLOs run-off
- Distributions from credit investments decreased as we reduced our sub-note holdings, partially offset by $3.9m of gains

Mortgage: $6.1m of Normalized EBITDA, down from 2016 due to mortgage volume declines

Care: Flat to 2016 as recently renovated properties have been slow to recover to stabilized occupancy levels

- Going forward, income will be replaced by Invesque dividends

Other: Decline in pre-tax income driven by non-recurring gain in 2016 of $4.4m, partially offset by gain on sale of Siena of $2.0m

(1) See the appendix for a reconciliation of Normalized EBITDA and Invested Capital to GAAP financials.
(2) AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 12/31/2017.
(3) Includes discontinued operations related to Care. For more information, see "—FN 4 Dispositions, Assets Held for Sale and Discontinued Operations."

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OUTLOOK

($ in millions)

Book value per share[1]
as exchanged



$0.91
Care Sale
$8.90
$10.14
$9.97
2015
2016
2017

Adjusted EBITDA[1]



$78.9
$58.4
$38.0
2015
2016
2017

2017 financial highlights

- ✓ Generated approximately $90m of capital to invest
- ✓ Recent transactions have simplified the structure, reduced leverage from 2.2x to <0.9x; which we expect will improve cash and GAAP earnings
- ✓ Re-positioned company for future growth

Looking ahead

- Continued growth in specialty insurance operations
  - Growth in unearned premiums and deferred revenue of 19.9% in 2017
  - Opportunity for inorganic growth through accretive acquisitions
- Improvements in long-term, net investment income as our insurance investment portfolio grows
- Opportunity to re-invest capital from recent asset sales and ongoing cash flows with goal of improving total returns on Invested Capital

TiptreeInc.

(1) See the appendix for a reconciliation of Book value per share, as exchanged and Adjusted EBITDA to GAAP financials.

11

APPENDIX

NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses.

($ in thousands)	Year Ended December 31,		
	2017	2016	2015
Net income (loss) available to Class A common stockholders	$ 3,604	$ 25,320	$ 5,779
Add: net (loss) income attributable to noncontrolling interests	1,630	7,018	3,023
Less: net income from discontinued operations	(3,998)	(4,287)	$ 10,953
Income (loss) from continuing operations	$ 9,232	$ 36,625	$ (2,151)
Consolidated interest expense	25,562	21,010	16,695
Consolidated income tax expense (benefit)	(12,562)	12,515	(753)
Consolidated depreciation and amortization expense	13,841	14,302	$ 30,578
EBITDA from Continuing Operations	$ 36,073	$ 84,452	$ 44,369
Asset-based interest expense (1)	(12,724)	(10,492)	(5,065)
Effects of purchase accounting (2)	(1,433)	(5,054)	(24,166)
Non-cash fair value adjustments (3)	3,547	1,277	(1,300)
Non-recurring expenses (4)	1,944	(1,736)	5,489
Adjusted EBITDA from Continuing Operations	$ 27,407	$ 68,447	$ 19,327
Income (loss) from discontinued operations	$ (3,998)	$ (4,287)	$ 10,953
Consolidated interest expense	13,068	8,691	12,022
Consolidated income tax expense (benefit)	(2,224)	(1,537)	17,527
Consolidated depreciation and amortization expense	15,645	14,166	15,408
EBITDA from discontinued operations	$ 22,491	$ 17,033	$ 44,309
Asset based interest expense (1)	(13,068)	(8,691)	(6,796)
Non-recurring expenses (4)	1,158	2,127	1,579
Adjusted EBITDA from discontinued operations	$ 10,581	$ 10,469	$ 39,092
Total Adjusted EBITDA	$ 37,988	$ 78,916	$ 58,419

(1) The consolidated asset-based interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, mortgage and other operations.

(2) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(4) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Also includes payments pursuant to a separation agreement, dated as of November 10, 2015.

TiptreeInc.
13

NON-GAAP RECONCILIATIONS - ADJUSTED AND NORMALIZED EBITDA

Management uses EBITDA, Adjusted EBITDA and Normalized EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA, Adjusted EBITDA and Normalized EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA, Adjusted EBITDA and Normalized EBITDA provides additional supplemental information to compare results among our segments. Normalized EBITDA is consistent with our debt agreement calculations and provides supplemental information regarding operational earnings. The Company's Adjusted EBITDA is used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses.

	Year Ended December 31, 2017							
		Tiptree Capital						
($ in thousands)	Specialty insurance	Asset Management	Mortgage	Other	Discontinued Operations[1]	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 5,404	$ 14,245	$ 2,090	$ 4,001	$ —	$ 20,336	$ (29,070)	$ (3,330)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(6,222)	(6,222)	—	(6,222)
Add back:								
Interest expense	15,072	12	1,034	4,632	13,068	18,746	4,812	38,630
Depreciation and amortization expenses	12,799	—	548	246	15,645	16,439	248	29,486
EBITDA	$ 33,275	$ 14,257	$ 3,672	$ 8,879	$ 22,491	$ 49,299	$ (24,010)	$ 58,564
EBITDA adjustments:								
Asset-specific debt interest[2]	(7,046)	(12)	(1,034)	(4,632)	(13,068)	(18,746)	—	(25,792)
Effects of purchase accounting[3]	(1,433)	—	—	—	—	—	—	(1,433)
Non-cash fair value adjustments[4]	508	—	3,039	—	—	3,039	—	3,547
Non-recurring expenses[5]	1,657	—	—	679	1,158	1,837	(392)	3,102
Adjusted EBITDA	$ 26,961	$ 14,245	$ 5,677	$ 4,926	$ 10,581	$ 35,429	$ (24,402)	$ 37,988
Plus: Stock based compensation expense	3,934	—	453	—	—	453	2,172	6,559
Less: Realized and unrealized gains (losses)[6]	(22,415)	3,867	—	(43)	—	3,824	—	(18,591)
Less: Third party NCI Adjusted EBITDA	—	—	—	851	1,415	2,266	—	2,266
Normalized EBITDA	$ 53,310	$ 10,378	$ 6,130	$ 4,118	$ 9,166	$ 29,792	$ (22,230)	$ 60,872

(1) Includes discontinued operations related to Care. For more information, see "—FN 4 Dispositions, Assets Held for Sale and Discontinued Operations."

(2) The consolidated asset-based interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, mortgage and other operations.

(3) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Also includes payments pursuant to a separation agreement, dated as of November 10, 2015.

(6) Deduction excludes Mortgage realized/unrealized gains – Performing and NPLs (including related expenses) from this line as those are recurring in nature and align with those particular business models.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - ADJUSTED AND NORMALIZED EBITDA

Management uses EBITDA, Adjusted EBITDA and Normalized EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA, Adjusted EBITDA and Normalized EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA, Adjusted EBITDA and Normalized EBITDA provides additional supplemental information to compare results among our segments. Normalized EBITDA is consistent with our debt agreement calculations and provides supplemental information regarding operational earnings. The Company's Adjusted EBITDA is used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses.

	Year Ended December 31, 2016							
		Tiptree Capital						
($ in thousands)	Specialty insurance	Asset Management	Mortgage	Other	Discontinued Operations[1]	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$ 46,804	$ 25,264	$ 4,882	$ 6,996	$ —	$ 37,142	$ (34,806)	$ 49,140
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(5,824)	(5,824)	—	(5,824)
Add back:								
Interest expense	9,244	746	1,195	5,095	8,691	15,727	4,730	29,701
Depreciation and amortization expenses	13,184	—	512	358	14,166	15,036	248	28,468
EBITDA	$ 69,232	$ 26,010	$ 6,589	$ 12,449	$ 17,033	$ 62,081	$ (29,828)	$ 101,485
EBITDA adjustments:								
Asset-specific debt interest[2]	(3,652)	(746)	(1,195)	(4,899)	(8,691)	(15,531)	—	(19,183)
Effects of purchase accounting[3]	(5,054)	—	—	—	—	—	—	(5,054)
Non-cash fair value adjustments[4]	—	—	1,277	—	1,416	2,693	—	2,693
Non-recurring expenses[5]	—	—	—	—	711	711	(1,736)	(1,025)
Adjusted EBITDA	$ 60,526	$ 25,264	$ 6,671	$ 7,550	$ 10,469	$ 49,954	$ (31,564)	$ 78,916
Plus: Stock based compensation expense	1,108	—	208	—	—	208	1,268	2,584
Less: Realized and unrealized gains (losses)[6]	12,300	2,576	—	3,257	—	5,833	—	18,133
Less: Third party NCI Adjusted EBITDA	—	—	—	1,420	1,400	2,820	—	2,820
Normalized EBITDA	$ 49,334	$ 22,688	$ 6,879	$ 2,873	$ 9,069	$ 41,509	$ (30,296)	$ 60,547

(1) Includes discontinued operations related to Care. For more information, see "—FN 4 Dispositions, Assets Held for Sale and Discontinued Operations."

(2) The consolidated asset-based interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, mortgage and other operations.

(3) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(4) For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA.

(5) Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Also includes payments pursuant to a separation agreement, dated as of November 10, 2015.

(6) Deduction excludes Mortgage realized/unrealized gains – Performing and NPLs (including related expenses) from this line as those are recurring in nature and align with those particular business models.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - BVPS, INVESTED AND TOTAL CAPITAL

Management uses Book value per share, as exchanged, which is a non-GAAP financial measure. As exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share, as exchanged, was $9.97 as of December 31, 2017 compared with $10.14 as of December 31, 2016. Total stockholders' equity, net of other non-controlling interests for the Company was $377.6 million as of December 31, 2017, which comprised total stockholders' equity of $396.8 million adjusted for $19.2 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and Care. Total stockholders' equity, net of other non-controlling interests for the Company was $369.5 million as of December 31, 2016, which comprised total stockholders' equity of $390.1 million adjusted for $20.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company. Additionally, the Company's book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP which is equal to the number of Class B outstanding shares. The total shares as of December 31, 2017 and December 31, 2016 were 37.9 million and 36.4 million, respectively.

($ in thousands, except per share information)

	Year Ended December 31,		
	2017	2016	2015
Total stockholders' equity	$ 396,774	$ 390,144	$ 397,694
Less non-controlling interest - other	19,203	20,636	15,576
Total stockholders' equity, net of non-controlling interests - other	$ 377,571	$ 369,508	$ 382,118
Total Class A shares outstanding (1)	29,805	28,388	34,900
Total Class B shares outstanding	8,049	8,049	8,049
Total shares outstanding	37,854	36,437	42,949
Book value per share, as exchanged	$ 9.97	$ 10.14	$ 8.90

(1) As of December 31, 2017, excludes 5,197,551 shares of Class A common stock held by subsidiaries of the Company. See Note 23—Earnings per Share, in the Form 10-Q for December 31, 2017, for further discussion of potential dilution from warrants.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

($ in thousands)

	Year Ended December 31,		
	2017	2016	2015
Total stockholders' equity	$ 396,774	$ 390,144	$ 397,694
Less non-controlling interest - other	19,203	20,636	15,576
Total stockholders' equity, net of non-controlling interests - other	$ 377,571	$ 369,508	$ 382,118
Plus Specialty Insurance accumulated depreciation and amortization, net of tax	36,088	28,497	21,010
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI	30,521	21,528	13,545
Plus acquisition costs	8,427	7,311	6,412
Invested Capital	$ 452,607	$ 426,844	$ 423,085
Plus corporate debt	$ 188,500	$ 199,000	$ 175,000
Total Capital	$ 641,107	$ 625,844	$ 598,085

(1) As of December 31, 2017, add-back of $55.1 million of accumulated intangible amortization at Fortegra and $54.2 million of accumulated real estate depreciation and intangible amortization on Care senior living properties. On as exchanged basis, assumes 86.6% ownership of Care properties and 35% tax rate on total accumulated depreciation.
(2) Add-back acquisition costs associated with acquiring Fortegra, Care senior living properties and Reliance net of Care NCI (86.6% ownership) and 35% tax rate.
(3) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

TiptreeInc.

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between as adjusted underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

	Year Ended December 31,								
($ in thousands)	GAAP			Non-GAAP adjustments			Non-GAAP - Adjusted		
Revenues:	2017	2016	2015	2017	2016	2015	2017	2016	2015
Net earned premiums	$ 371,700	$ 229,436	$ 166,265	$ —	$ —	$ —	$ 371,700	$ 229,436	$ 166,265
Service and administrative fees	95,160	109,348	106,525	968	5,638	19,518	96,128	114,986	126,043
Ceding commissions	8,770	24,784	43,217	53	416	3,410	8,823	25,200	46,627
Other income	3,552	2,859	8,361	—	—	—	3,552	2,859	8,361
Less underwriting expenses:									
Policy and contract benefits	123,959	106,784	86,312	—	—	—	123,959	106,784	86,312
Commission expense	241,835	147,253	105,751	2,309	10,745	45,166	244,144	157,998	150,917
Underwriting Margin - Non-GAAP	$ 113,388	$ 112,390	$ 132,305	$ (1,288)	$ (4,691)	$ (22,238)	$ 112,100	$ 107,699	$ 110,067
Less operating expenses:									
Employee compensation and benefits	41,300	37,937	38,786	—	—	—	41,300	37,937	38,786
Other expenses	38,596	32,964	31,386	144	363	1,928	38,740	33,327	33,314
Combined Ratio	*92.9%*	*87.9%*	*77.9%*	—	—	—	*93.2%*	*89.5%*	*87.4%*
Plus investment revenues:									
Net investment income	16,286	12,981	5,455	—	—	—	16,286	12,981	5,455
Net realized and unrealized gains	(16,503)	14,762	1,065	—	—	—	(16,503)	14,762	1,065
Less other expenses:									
Interest expense	15,072	9,244	6,968	—	—	—	15,072	9,244	6,968
Depreciation and amortization expenses	12,799	13,184	29,673	(185)	(3,282)	(19,320)	12,614	9,902	10,353
Pre-tax income (loss)	$ 5,404	$ 46,804	$ 32,012	$ (1,247)	$ (1,772)	$ (4,846)	$ 4,157	$ 45,032	$ 27,166

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income.

($ in thousands)	Year Ended December 31,		
	2017	2016	2015
Total Investments	$ 454,032	$ 472,800	$ 308,965
Investment portfolio debt [1]	(111,459)	(146,544)	(54,011)
Cash and cash equivalents	38,095	26,020	13,909
Restricted cash [2]	24,219	12,133	2,166
Receivable due from brokers [3]	259	2,027	3,058
Liability due to brokers [3]	(8,669)	(8,457)	—
Net investments - Non-GAAP	$ 396,477	$ 357,979	$ 274,087

($ in thousands)	Year Ended December 31,		
	2017	2016	2015
Net investment income	$ 16,286	$ 12,981	$ 5,455
Realized gains (losses)	5,815	4,720	(568)
Unrealized gains (losses)	(22,318)	10,042	1,633
Interest expense	(6,625)	(3,155)	(832)
Net portfolio income (loss)	$ (6,842)	$ 24,588	$ 5,688
Average Annualized Yield % [4]	(1.9)%	8.0%	2.5%

(1) Consists of asset-based financing on loans, at fair value including certain credit investments and NPLs, net of deferred financing costs, see Note 11 - Debt, net for further details.
(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.
(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.
(4) Average Annualized Yield % represents the ratio of annualized net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior two quarters (five quarters for trailing twelve months) total investments less investment portfolio debt plus cash.

TiptreeInc.
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